Exhibit 99.1

Lakeland Industries Inc. Reports Fiscal 2015 Third Quarter Financial Results

Consolidated Sales Increase 10% from Prior Year as Gross Margin Reaches Highest Level in Company History for Second Consecutive Quarter

Ebola-related Sales commenced in October 2014 Financial Results

RONKONKOMA, NY – December 10, 2014 -- Lakeland Industries, Inc. (NASDAQ: LAKE), a leading global manufacturer of industrial protective clothing for industry, municipalities, healthcare and to first responders on the federal, state and local levels, today announced financial results for its fiscal 2015 third quarter ended October 31, 2014. For financial reporting presentation purposes, the operating results in Brazil are excluded from many of the statements in this announcement because the Company’s commercial lender has excluded Brazil from most covenant calculations as well as other related factors and due to the restructuring of those operations which has resulted in significant losses for the past two years that distorts analysis for the balance of the global businesses.

–Fiscal 2015 Third Quarter and Nine Month Financial Results Highlights and Recent Company Developments

•	Completed PIPE equity raise of $11.1 million (“M”).
•	Cash and equivalents increased by 14% from $6.2M at end of Q2 this year to $7.0M at end of Q3; Balance increased by 55% since beginning of fiscal year.
•	Paid off subordinated debt; Total debt reduced by $9.9M in Q3 from Q2 of this year. This is expected to be accretive to EPS by $0.04 for Q4 FY15 and $0.16 for FY16 including reduction in the Senior debt balances.
•	Q3 Sales worldwide were $25.1M this year and $22.8M last year, an increase of 10.1%. Excluding Brazil, sales were $23.5M this year compared with $20.9M last year, an increase of 12.7%. Sales growth was achieved in USA, Canada, UK, and Chile.
•	Ebola-related sales were only shipped beginning in October; the full impact of the Ebola sales will not be reflected until Q4.
•	9 month year-to-date sales were $73.2M this year and $69.2M last year, an increase of 5.9%. 9 month worldwide sales excluding Brazil were $68.1M this year compared with $63.8M last year, an increase of 6.7%.
•	Q3 Gross margin worldwide was a record 34.3%, compared to 22.1% last year. Excluding Brazil, gross margin increased from 28.4% last year to 34.9% this year.
•	9 month year-to-date gross margin was 32.5% compared with 26.9% last year. Excluding Brazil, gross margin was 32.5% this year and 29.5% last year.
•	Q3 Operating expenses worldwide increased by $1.8M and increased as a percent of sales to 31.5% from 26.7% last year. Operating expenses for Lakeland worldwide, excluding Brazil, increased by $1.9M, mainly as a result of increased freight out and commissions expense of $0.3M associated with the increase in consolidated sales and currency fluctuation expenses of $0.3M, and as a result of a $1.0 million non-cash charge for the equity compensation relating to a change in the performance level of the restricted stock plan from zero to maximum. Operating expenses as a percent of sales, excluding Brazil, increased from 24.1% to 29.5%.
•	Q3 Operating income increased to $0.7M from an operating loss of $1.0M last year. Excluding Brazil, operating income was $1.3M this year as compared with $0.9M last year. Brazil Q3 operating loss was reduced to $586K this year from $1,931K last year.
•	9 month year-to-date operating income was $2.7M compared with $0 last year. Excluding Brazil, operating income was $3.9M in this year’s 9-month period as compared to $3.8M for the same period last year.
•	Q3 Adjusted EBITDA worldwide was $2.3M vs. $1.6M last year. Excluding Brazil, Adjusted EBITDA was $2.8M this year vs. $2.1M last year.
•	9 month Adjusted EBITDA was $5.7M this year and $4.2M last year. Excluding Brazil, 9 month Adjusted EBITDA was $6.6M this year and $6.2M last year.
•	9 month year-to-date net loss this year included a non-cash charge of $2.0M, net of tax of $0.3M (or $0.35 per share net of tax), for early extinguishment of Subordinated Debt, $0.6M, net of tax of $0.4M (or $0.11 per share) for a non-cash charge for the equity compensation relating to the change in the performance level of the restricted stock plan to the maximum performance level and $0.2M (or $0.03 per share) for tax on a dividend from China and various smaller foreign tax adjustments; the early extinguishment charge consisted of writing off original issue discount (“OID”) and unamortized fees.

•	Q3 Net loss of $(2.5M) or $(0.42) per share vs. net loss of $(1.8M) or $(0.31) per share last year.
•	Brazil net loss this year was $(0.7M) or ($0.13) per share compared with a net loss of $(2.1M) or $(0.36) per share last year.
•	Q3 Net income this year, without Brazil, the equity compensation relating to the change to the maximum performance level of restricted stock and without the charges related to the early extinguishment of debt charge, and without the tax on the dividend, would have been $0.20 per share compared with $0.05 in Q3 of the prior year. Net income per share for the 9 months of fiscal 2015 without Brazil, the equity compensation relating to the change to the maximum performance level of restricted stock, taxes on dividends and the charges related to the early extinguishment of debt would have been $0.42. Fiscal 2014’s 9 month Net income per share excluding Brazil and excluding the tax valuation allowance would have been $0.21 per share.
•	The banking covenants are mainly based on world-wide adjusted EBITDA, excluding Brazil. Further, there is a covenant prohibiting any new cash investment or advances from the parent company into Brazil. The bank has structured this in a way that allows management the freedom to restructure in Brazil.

*Includes non-GAAP measures – see table included herein for reconciliation to GAAP measures

Management’s Comments

Christopher J. Ryan, President and Chief Executive Officer of Lakeland Industries, stated, “On a consolidated basis for Lakeland’s growing global operations, the strategies that have been implemented and the favorable trends we had begun to experience in prior quarters have continued to be realized in our most recently completed quarter and are now even more pronounced, particularly in key areas of our operating performance and financial metrics.

“Driven by increases in domestic and foreign demand, consolidated sales in the third quarter grew by 10% as compared with last year. Sales increases primarily reflect the growth being experienced by Lakeland with its traditional customers. For the second consecutive quarter, our gross margin as a percentage of sales set another Company record. While we increase spending in most of international operations to accommodate future growth and market share attainment, management is presently planning a major restructuring for Brazil as more fully disclosed in our Form 10-Q. In Brazil, for the third consecutive quarter, operating losses declined by approximately 70% as compared with prior year periods and our consolidated operating profit improved to $0.7 million in the third quarter of fiscal 2015, up from a loss of $1 million in the prior year period.

“The positive momentum in cash flow generated from our consolidated operations along with the net proceeds of the equity offering completed in October 2014 enabled us to increase our cash balance at the end of the quarter by 14% while reducing our debt by approximately 50% since the end of the fiscal second quarter. We remain encouraged by the global growth trends and our strengthening operational and financial condition which should enable us to drive improved profitability from the leverage in our business.

“Furthermore and as previously disclosed, Lakeland has experienced a significant increase in order activity from demand relating to the Ebola crisis. The main impact from Ebola-related orders will begin to be realized in our fiscal 2015 fourth quarter ended January 31, 2015. To the extent that this demand continues, we will be able to drive incremental leverage and profits beyond the improvements as reported in our third quarter.”

Operating Earnings and Adjusted EBITDA – Lakeland Consolidated with and without Brazil

	Quarter Ended			Quarter Ended
($000)	October 31, 2014			October 31, 2013
	Lakeland consolidated	Brazil	Lakeland worldwide excluding Brazil	Lakeland consolidated	Brazil	Lakeland worldwide excluding Brazil
Sales	$25,093	$1,549	$23,544	$22,787	$1,914	$20,873
Year over year growth	10.1%	(19.1%)	12.8%	(6.0%)	(55.3%)	4.6%

Gross profit	8,608	384	8,224	5,042	(895)	5,937
Gross margin	34.3%	24.8%	34.9%	22.1%	(46.7%)	28.4%
Operating expenses	7,911	970	6,941	6,073	1,037	5,036
Operating expense as % of sales	31.5%	62.6%	29.5%	26.7%	54.2%	24.1%
Operating income (loss)	697	(586)	1,283	(1,030)	(1,932)	902
Less other (income) expenses mainly early extinguishment of debt	(2,360)	-----	(2,360)	116	116	-----
Add other income	144	-----	144	57	-----	57
Add depreciation and amortization	313	37	276	449	87	362
EBITDA	$(1,206)	$(549)	$(657)	$(408)	$(1,729)	$1,321

Equity compensation	23	-----	23	20	-----	20
Equity compensation relating to non-cash effect of Restricted Stock Plan change to maximum level	1,000	-----	1,000	-----	-----	-----
Additional Brazil severance and executive recruiter fee	-----	-----	-----	74	42	32
Brazil additional foreign exchange losses (gains)	65	65	-----	(116)	(116)	-----
Brazil additional VAT tax charge	-----	-----	-----	153	153	-----
Brazil additional inventory reserve unusual charge	-----	-----	-----	1,159	1,159	-----
Change in accounting estimate-OH rates revised	-----	-----	-----	354	-----	354
Inventory reserve in USA and China-discontinued product lines raw material/finished goods	-----	-----	-----	375	-----	375
Severance and recruiter charges in USA	103	-----	103	-----	-----	-----
Early extinguishment of OID debt-fee write-off	2,295	-----	2,295	-----	-----	-----
ADJUSTED EBITDA	$2,280	$(484)	$2,764	$1,611	$(491)	$2,102

Numbers may not add due to rounding

*This table is a reconciliation of GAAP to non-GAAP Financial Measures.

**Brazil numbers, as presented in this table, include immaterial intercompany transactions.

Operating Earnings and Adjusted EBITDA - Lakeland Consolidated with and without Brazil

($000)	Nine-Months Ended October 31, 2014			Nine-Months Ended October 31, 2013
	Lakeland consolidated	Brazil	Lakeland worldwide excluding Brazil	Lakeland consolidated	Brazil	Lakeland worldwide excluding Brazil
Sales	$73,210	$5,096	$68,114	$69,163	$5,398	$63,765
Year over year growth	5.9%	(5.6%)	6.8%	(3.6%)	(61.9%)	10.8%

Gross profit	23,770	1,605	22,165	18,584	(478)	19,063
Gross margin	32.5%	31.5%	32.5%	26.9%	(8.9%)	29.9%
Operating expenses	21,023	2,797	18,226	18,554	3,264	15,290
Operating expense as % of sales	28.7%	54.9%	26.8%	26.8%	60.5%	24.0%
Operating income	2,747	(1,192)	3,939	30	(3,742)	3,772
Less other (income) expenses mainly early extinguishment of subordinated debt in current year and foreign exchange losses in Brazil in the prior year	(2,347)	(411)	(1,936)	(271)	(271)	-----
Less other (loss) income	(282)	(25)	(257)	20	-----	20
Add depreciation and amortization	1,030	178	852	1,226	276	950
EBITDA	$1,148	(1,450)	$2,598	$1,005	$(3,737)	$4,742

Equity compensation	73	-----	73	179	-----	179
Equity compensation relating to non-cash effect of Restricted Stock Plan change to maximum level	1,000	-----	1,000	-----	-----	-----
Additional Brazil severance and executive recruiter fee	-----	-----	-----	154	122	32
Financing fees in other expenses (adjustments)	-----	-----	-----	75	-----	75
Qingdao plant shutdown costs and costs of sale	-----	-----	-----	480	-----	480
Brazil additional foreign exchange losses	52	52	-----	271	271	-----
Brazil additional VAT tax charge	76	76	-----	153	153	-----
Brazil additional inventory reserve unusual charge			-----	1,159	1,159	-----
Brazil labor litigation	374	374	-----	-----	-----	-----
Change in accounting estimate-OH rates revised	-----	-----	-----	354	-----	354
Inventory reserve in USA and China-discontinued product lines raw material/finished goods	300	-----	300	375	-----	375
Severance and recruiter charges in USA	103	-----	103	-----	-----	-----
Pennsylvania plant shutdown costs	235	-----	235	-----	-----	-----
Early extinguishment of debt-fee write-off	2,295	-----	2,295	-----	-----	-----
ADJUSTED EBITDA	$5,656	$(948)	$6,604	$4,205	$(2,032)	$6,237

Numbers may not add due to rounding - *This table is a reconciliation of GAAP to non-GAAP Financial Measures. - **Brazil numbers, as presented in this table, include immaterial intercompany transactions.

Earnings and EPS - Lakeland - Consolidated with and without Brazil

($000)	Lakeland consolidated	Brazil	Lakeland worldwide excluding Brazil	Lakeland consolidated	Brazil	Lakeland worldwide excluding Brazil
	Quarter Ended October 31, 2014			Quarter Ended October 31, 2013
EARNINGS AND EPS:
Operating income	697	(586)	1,283	(1,030)	(1,932)	902
Other (expenses) income	(2,360)	-----	(2,360)	116	116	-----
Additional other income	144	-----	144	57	-----	57
Interest expense	(700)	(159)	(541)	(649)	(302)	(347)
Pretax (loss) income	(2,218)	(745)	(1,473)	(1,506)	(2,118)	612
Income tax expense	(282)	-----	(282)	(329)	-----	(329)
Net (loss) income	$(2,500)	$(745)	$(1,755)	$(1,835)	$(2,118)	$283
# Shares for basic EPS (000s)	5,952	5,952	5,952	5,919	5,919	5,919
EPS	$(0.420)	$(0.125)	$(0.295)	$(0.310)	$(0.358)	$0.048

	Nine-Months Ended October 31, 2014			Nine-Months Ended October 31, 2013
Operating income	2,747	(1,192)	3,939	30	(3,744)	3,774
Other (expenses) income	(2,347)	(411)	(1,936)	(272)	(272)	-----
Add other (expenses) income	(282)	(25)	(257)	21	-----	21
Interest expense	(2,023)	(507)	(1,516)	(1,391)	(511)	(880)
Pretax (loss) income	(1,905)	(2,135)	230	(1,612)	(4,527)	2,915
Income tax (expense) benefit	(981)	-----	(981)	3,103	-----	3,103
Net (loss) income	(2,886)	(2,135)	(751)	1,491	(4,527)	6,018
# Shares for basic EPS (000s)	5,933	5,933	5,933	5,608	5,608	5,608
EPS	$(0.486)	$(0.360)	$(0.127)	$0.266	$(0.807)	$1.073
FY 14 includes reversal of deferred tax valuation $4.5 mm				4,544	$0.000	4,544
EPS Effect				$0.810	$0.000	$0.810
EPS without valuation reserve reversal				$(0.544)	$0.000	$0.262

Numbers may not add due to rounding

*This table is a reconciliation of GAAP to non-GAAP Financial Measures.

**Brazil numbers, as presented in this table, include immaterial intercompany transactions.

Table continued on next page

Table continued from preceding page

	Lakeland consolidated	Brazil	Lakeland worldwide excluding Brazil	Lakeland consolidated	Brazil	Lakeland worldwide excluding Brazil
	Quarter Ended October 31, 2014			Quarter Ended October 31, 2013
Other impact on EPS:
Tax charge for China dividend and various one-time tax adjustments in Canada, China and Chile	203	-----	203	-----	-----	-----
EPS	$0.034	-----	$0.034	-----	-----	-----
Equity compensation relating to non-cash effect of Restricted Stock Plan change to maximum level	1,000	-----	1,000	-----	-----	-----
EPS net of tax impact of $350	$0.110	-----	$0.110	-----	-----	-----
Early extinguishment of sub debt	2,295	-----	2,295	-----	-----	-----
Tax impact	235	-----	235	-----	-----	-----
Effect on net income early extinguishment sub debt	$2,060	-----	$2,060	-----	-----	-----
EPS	$0.348	-----	$0.348	-----	-----	-----
EPS without early extinguishment of sub debt equity compensation of restricted stock change to maximum performance level and various tax issues	$0.071	$(0.125)	$0.196	$(0.310)	$(0.358)	$0.048

	Nine-Months Ended October 31, 2014			Nine-Months Ended October 31, 2013
Tax charge for WF dividend Q3	325	-----	325	-----	-----	-----
EPS	$0.055	-----	$0.055	-----	-----	-----
Tax charge for China dividend and various one-time tax adjustments in Canada, China and Chile	203	-----	203	-----	-----	-----
EPS	$0.034	$0.000	$0.034	-----	-----	-----
Equity compensation relating to non-cash effect of Restricted Stock Plan change to maximum level	1,000	-----	1,000	-----	-----	-----
EPS net of tax impact of $350	$0.110	-----	$0.110	-----	-----	-----
Early extinguishment of sub debt	2,295	-----	2,295	-----	-----	-----
Tax impact	235	-----	235	-----	-----	-----
Effect on net income early extinguishment sub debt	$2,060	$0.000	$2,060	-----	-----	-----
EPS	$0.348	$0.000	$0.348	-----	-----	-----
EPS without Brazil, early extinguishment of debt, change in performance level of restricted stock and without Tax on WF dividend/without tax valuation reserve PY	$0.060	$(0.360)	$0.420	$(0.544)	$(0.807)	$0.262

Numbers may not add due to rounding - *This table is a reconciliation of GAAP to non-GAAP Financial Measures. - **Brazil numbers, as presented in this table, include immaterial intercompany transactions.

Financial Results Conference Call

Lakeland will host a conference call at 4:30 pm eastern today to discuss the Company’s fiscal 2015 third quarter financial results. The conference call will be hosted by Christopher J. Ryan, Lakeland’s Chief Executive Officer, and Gary Pokrassa, Lakeland’s Chief Financial Officer. Investors can listen to the call by dialing 888-347-6609 (Domestic) or 412-902-4291 (International) or 855-669-9657 (Canada), Pass Code 10056295.

For a replay of this call through December 17, 2014, dial 877-344-7529 (Domestic) or 412-317-0088 (International) or 855-669-9658 (Canada), Pass Code 10056295.

About Lakeland Industries, Inc.:

Lakeland Industries, Inc. (NASDAQ: LAKE) manufactures and sells a comprehensive line of safety garments and accessories for the industrial protective clothing market. The Company’s products are sold by a direct sales force and through independent sales representatives to a network of over 1,200 safety and mill supply distributors. These distributors in turn supply end user industrial customers such as chemical/petrochemical, automobile, steel, glass, construction, smelting, janitorial, pharmaceutical and high technology electronics manufacturers, as well as hospitals and laboratories. In addition, Lakeland supplies federal, state, and local government agencies, fire and police departments, airport crash rescue units, the Department of Defense, the Centers for Disease Control and Prevention, and many other federal and state agencies. For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts:

Lakeland Industries	Darrow Associates
631-981-9700	631-367-1866
Christopher Ryan, CJRyan@lakeland.com	Jordan Darrow, jdarrow@darrowir.com
Gary Pokrassa, GAPokrassa@lakeland.com

# # #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. All statements, other than statements of historical facts, which address Lakeland’s expectations of sources or uses for capital or which express the Company’s expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. As a result, there can be no assurance that Lakeland’s future results will not be materially different from those described herein as “believed,” “projected,” “planned,” “intended,” “anticipated,” “estimated” or “expected,” or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events conditions or circumstances on which such statement is based.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA and consolidated income, excluding Brazil. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

Lakeland Industries, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except share data)

	October 31,	January 31,
	2014	2014
ASSETS	(Unaudited)	(Unaudited)
Current assets
Cash and cash equivalents	$7,047	$4,555
Accounts receivable, net of allowance for doubtful accounts of $482,400 and $588,800 at October 31, 2014 and January 31, 2014, respectively	15,098	13,795
Inventories, net of reserves of approximately $2,992,000 and $3,572,000 at October 31, 2014 and January 31, 2014, respectively	38,921	39,844
Deferred income taxes	4,808	4,707
Prepaid income tax	1,455	471
Other current assets	2,544	2,108
Total current assets	69,874	65,481
Property and equipment, net	11,768	12,069
Prepaid VAT and other taxes, noncurrent	2,459	2,379
Security deposits, mainly judicial deposits in Brazil	1,296	1,415
Intangibles, prepaid bank fees and other assets, net	494	1,533
Goodwill	871	871
Total assets	$86,762	$83,750
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$9,484	$8,181
Accrued compensation and benefits, mainly accrued payroll	2,412	1,189
Other accrued expenses	2,574	1,554
Current maturity of long-term debt	50	50
Current maturity of arbitration settlement	1,000	1,000
Short-term borrowing	3,686	2,559
Borrowings under revolving credit facility	5,134	12,415
Total current liabilities	24,340	26,949
Accrued arbitration award in Brazil (net of current maturities)	3,104	3,759
Long-term portion of Canada and Brazil loans	924	1,111
Subordinated debt, net of OID, including PIK interest	-----	1,525
Other liabilities - accrued legal fees in Brazil	77	71
VAT taxes payable long term	3,362	3,329
Total liabilities	31,807	36,744
Stockholders’ equity
Preferred stock, $.01 par; authorized 1,500,000 shares (none issued)	-----	------
Common stock, $.01 par; authorized 10,000,000 shares, issued 7,399,234 and 5,713,180; outstanding 7,042,793 and 5,356,739 at October 31, 2014 and January 31, 2014, respectively	74	57
Treasury stock, at cost; 356,441 shares at October 31, 2014 and January 31, 2014.	(3,352)	(3,352)
Additional paid-in capital	64,568	53,365
Accumulated deficit	(3,478)	(592)
Accumulated other comprehensive loss	(2,857)	(2,472)
Total stockholders' equity	54,955	47,006
Total liabilities and stockholders' equity	$86,762	$83,750

Numbers may not add due to rounding

LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31
	2014	2013	2014	2013
Net sales	$25,093	$22,787	$73,210	$69,163
Cost of goods sold	16,485	17,745	49,440	50,579
Gross profit	8,608	5,042	23,770	18,584
Operating expenses	7,911	6,073	21,023	18,554
Operating profit (loss)	698	(1,030)	2,747	30
Foreign exchange gain (loss) Brazil	(65)	116	(52)	(272)
Early extinguishment of subordinated debt	(2,295)	-----	(2,295)	-----
Other income (loss), net	144	57	(282)	21
Interest expense	(699)	(649)	(2,022)	(1,391)
Loss before taxes	(2,218)	(1,506)	(1,905)	(1,612)
Income tax expense (benefit)	282	329	981	(3,103)
Net income (loss)	$(2,500)	$(1,835)	$(2,886)	$1,491
Net income (loss) per common share:
Basic	$(0.42)	$(0.31)	$(0.49)	$0.27
Diluted	$(0.42)	$(0.31)	$(0.49)	$0.26
Weighted average common and common equivalent shares outstanding:
Basic	5,951,613	5,919,253	5,933,229	5,607,654
Diluted	5,951,613	5,919,253	5,933,229	5,715,151

Numbers may not add due to rounding